                                                                    EXHIBIT 5(b)


 ---    American                                       CHAIRMAN VARIABLE ANNUITY
|AIG|     General                                           SERVICE REQUEST FORM
 ---

AMERICAN GENERAL LIFE INSURANCE COMPANY
Member of American International Group, Inc.
PLEASE COMPLETE AND RETURN REQUEST TO:
Annuity Service Center, P.O. Box 1401, Houston, TX 77251-1401
800-200-3101 o 713-831-3701 fax
____________________________________________________________________________________________________________________________________
GENERAL INSTRUCTIONS:

o Always complete sections 1 & 17.
o If making a withdrawal, complete sections 1 (10, 11, 12 or 13), 14, 16 and
  17.
o Please be sure that all Chairman Service Requests contain appropriate signatures of owner(s) and assignee, if required.
o Review prospectus for more detailed information regarding requests.
------------------------------------------------------------------------------------------------------------------------------------
1. Contract Identification (Complete this Section all requests.)
------------------------------------------------------------------------------------------------------------------------------------
   [ ] Check here if address has changed.

   Annuitant:___________________________________________________________________ Contract #:________________________________________

   Contract Owner(s):_______________________________________________________________________________________________________________

   Address (CITY, STATE, ZIP):______________________________________________________________________________________________________

   SSN or Tax ID #:_____________________________________________________________ Owner's Phone #:_(_____)___________________________

   Agent Name:__________________________________________________________________ Agent's Phone #:_(_____)___________________________

------------------------------------------------------------------------------------------------------------------------------------
2. Name Change
------------------------------------------------------------------------------------------------------------------------------------
   [ ] Annuitant*   [ ] Beneficiary*     [ ] Owner(s)*          *Does not change Annuitant, Beneficiary, or Ownership designations.

   From (FIRST, MIDDLE, LAST):______________________________________________________________________________________________________

   To (FIRST, MIDDLE, LAST):________________________________________________________________________________________________________

   Reason:   [ ] Marriage     [ ] Divorce     [ ] Correction    [ ] Other                     (ATTACH CERTIFIED COPY OF COURT ORDER)

------------------------------------------------------------------------------------------------------------------------------------
3. Automatic Additional Purchase Payment Option
------------------------------------------------------------------------------------------------------------------------------------

   _____ By initialing here, I authorize American Franklin Life to collect $____________ (min. $100), starting month/day/year____/_____/____ by initiating electronic debit entries against my bank account with the following frequency:
   [ ] Monthly  [ ] Quarterly    [ ] Semiannually  [ ] Annually

   Bank Name:______________________________________________________________  Name on Account:_______________________________________

   Bank Address: ___________________________________________________________ Bank Phone:____________________________________________

   City:_______________________ State:______ Zip: __________ Type of Account:    [ ] Checking*         [ ] Savings

   Bank Account #:__________________________________________________________ ABA Routing #(obtain from bank): ______________________

   *If payments are coming from a checking account, enclose a voided check from account. PLEASE DO NOT ENCLOSE A DEPOSIT SLIP.

------------------------------------------------------------------------------------------------------------------------------------
4. Beneficiary Change (AMFLIC will not make payments directly to minors.)
------------------------------------------------------------------------------------------------------------------------------------

   Primary Beneficiary:    _________________________________________________________________________________________________________
                           (INDICATE NAME, TAXPAYER IDENTIFICATION NUMBER (SSN), AND RELATIONSHIP TO ANNUITANT.)

   Contingent Beneficiary: _________________________________________________________________________________________________________
                           (INDICATE NAME, TAXPAYER IDENTIFICATION NUMBER (SSN), AND RELATIONSHIP TO ANNUITANT.)

   HOW PAYMENT SHALL BE DISTRIBUTED: If not otherwise provided in this request, in any designation as stated above providing for more than one beneficiary, the proceeds shall be payable in equal share to such of the designated beneficiaries as may be living or to the survivor. In the event no beneficiary survives the Annuitant, and if this form or the Contract does not provide otherwise, the proceeds will be paid to the Owner(s), or the Executors or Administrators of the Owner's Estate.

   The undersigned contract owner(s) hereby revokes any previous beneficiary designation and any optional mode of settlement with respect to any death proceeds payable at the death of the annuitant.

   I represent and certify that no insolvency or bankruptcy proceedings are now pending against me.
____________________________________________________________________________________________________________________________________
AGLC 100557                                                                                                              Page 1 of 5


------------------------------------------------------------------------------------------------------------------------------------
5.  Dollar Cost Averaging (Available by either dollar or percentage allocations. Maintain $ or % consistency throughout allocation.)
------------------------------------------------------------------------------------------------------------------------------------

    Dollar cost average   [ ] $______ OR [ ]_______% (whole % only) taken from the VIP Money Market Division
    Frequency:            [ ] Monthly     [ ] Quarterly   [ ] Semiannually   [ ] Annually
    Duration:             [ ] 12 months   [ ] 24 months   [ ] 36 months      [ ] 48 Months      [ ] 60 Months
    Begin Date: ______/______/______ (Date must be at least 30 days after issue date and must be between the 1ST and the 28TH of the month.) If no begin date is elected, dollar cost averaging will begin at the beginning of the next interval from the date of receipt of this form.
    The dollar amount or whole percentages will be allocated for the duration selected above to the following Variable Divisions.

    VIP High Income Division (121)            _______% or $_______     MFS Emerging Growth Division (050)       _______% or $_______
    VIP Equity-Income Division (123)          _______% or $_______     MFS Research Division (051)              _______% or $_______
    VIP Growth Division (124)                 _______% or $_______     MFS Investors Trust Division (052)       _______% or $_______
    VIP Overseas Division (125)               _______% or $_______     MFS Total Return Division (053)          _______% or $_______
    VIP Investment Grade Bond Div. (122)      _______% or $_______     MFS Utilities Division (054)             _______% or $_______
    VIP Asset Manager Division (126)          _______% or $_______     MFS Capital Opportunities Division (055) _______% or $_______
    VIP Index 500 Division (127)              _______% or $_______     Other ____________________________       _______% or $_______
    VIP Contrafund Division (128)             _______% or $_______

------------------------------------------------------------------------------------------------------------------------------------
6.  Telephone Transfer Authorization (Complete this section to initiate or cancel authorization.)
------------------------------------------------------------------------------------------------------------------------------------
    I (or if joint owners, either of us acting independently) hereby authorize the Annuity Service Center to act on telephone transfer instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by:
    (INITIAL APPROPRIATE BOX(ES) BELOW.)
    [    ]  Contract Owner(s)
    [    ]  Agent/Registered Representative of Record who is both appointed to represent AGL and with the firm authorized to service my contract.
    Neither American General, nor any person authorized by it, will be responsible for any claim, loss, liability, or expense based upon telephone transfer instructions received and acted on in good faith in reliance on this authorization, including losses due to telephone instruction communication errors. The liability of American General for erroneous transfers, unless clearly contrary to instructions received, will be limited to the correction of the allocations on a current basis.

    If an error, objection, or any other claim should arise due to a telephone transfer transaction, I will notify Annuity Service
    Center in writing within five (5) working days from receipt of confirmation of the transaction from American General. I understand that this authorization is subject to the terms and provisions in my combination fixed and variable annuity contract and its related prospectus. This authorization will remain in effect until written notice of its revocation is received by
    American General at its Processing Center in Houston TX.
    [ ] CHECK HERE TO DECLINE TELEPHONE TRANSFER AUTHORIZATION.

------------------------------------------------------------------------------------------------------------------------------------
7.  Transfer of Accumulated Values (A minimum of $500 must be maintained in each division.)
------------------------------------------------------------------------------------------------------------------------------------
    INDICATE GROSS DOLLAR OR PERCENTAGE AMOUNT (WHOLE % ONLY). Maintain $ or % consistency throughout allocation.
    ______ from Div. _______ to Div. ______     ______ from Div._______ to Div. ______         ______ from Div._______ to Div.______
    ______ from Div. _______ to Div. ______     ______ from Div._______ to Div. ______         ______ from Div._______ to Div.______
    ______ from Div. _______ to Div. ______     ______ from Div._______ to Div. ______         ______ from Div._______ to Div.______
    NOTE: If a transfer is elected and Asset Rebalancing is active on your account, you may want to consider changing the Asset
    Rebalancing allocations (Section 9). Otherwise, the Asset Rebalancing will transfer funds in accordance with instructions on file.

------------------------------------------------------------------------------------------------------------------------------------
8.  Change of Allocation of Future Purchase Payments (Use whole percentages. Total must equal 100%.)
------------------------------------------------------------------------------------------------------------------------------------
    ___________ Division to _________%            ____________ Division to_________%             ____________ Division to _________%
    ___________ Division to _________%            ____________ Division to_________%             ____________ Division to _________%
    ___________ Division to _________%            ____________ Division to_________%             ____________ Division to _________%
    NOTE: A change to the allocation of future purchase payments will not alter Asset Rebalancing allocations.

------------------------------------------------------------------------------------------------------------------------------------
9.  Variable Account Asset Rebalancing ($25,000 minimum account value. Use whole percentages. Total must equal 100%.)
------------------------------------------------------------------------------------------------------------------------------------
    [ ] ADD         [ ] CHANGE to percentages indicated below      [ ] STOP Asset Rebalancing
    [ ] Quarterly   [ ] Semiannually         [ ] Annually (based on contract anniversary)
    Perform the asset rebalancing:  [ ] pro rata based on allocation percentages then in effect; OR
                                    [ ] based on the percentage allocations for the Variable Accounts indicated below.
                                                                                                                -----

    VIP Money Market Division (120)     ____% VIP Asset Manager Division (126)   _____%  MFS Total Return Division (053)      _____%
    VIP High Income Division (121)      ____% VIP Index 500 Division (127)       _____%  MFS Utilities Division (054)         _____%
    VIP Equity-Income Division (123)    ____% VIP Contrafund Division (128)      _____%  MFS Capital Opportunities Div. (055) _____%
    VIP Growth Division (124)           ____% MFS Emerging Growth Division (050) _____%  Other ________________________       _____%
    VIP Overseas Division (125)         ____% MFS Research Division (051)        _____%
    VIP Investment Grade Bond Div. (122)____% MFS Investors Trust Division (052) _____%
    NOTE: Asset Rebalancing will occur only between variable divisions indicated and will not change allocation of future purchase payments.
          Asset Rebalancing is not applicable if dollar cost averaging is in effect.

____________________________________________________________________________________________________________________________________
AGLC 100557                                                                                                              Page 2 of 5

-----------------------------------------------------------------------------------------------------------------------------------
10. Systematic Withdrawal (Also complete Section 16. $100 total minimum withdrawal.)
-----------------------------------------------------------------------------------------------------------------------------------

    Specified Dollar Amount: $______________________   Frequency: [ ] Monthly   [ ] Quarterly   [ ] Semiannually   [ ] Annually

    To begin on _____/_____/_____. (must be at least 30 days after issue date.)
             MM    DD    YY
    Date must be between the 5TH and the 24TH of the month.

    [ ] To be taken from the following funds as indicated below. OR [ ] To pro rate based on current fund values.
                                                          -----
    1-Year Fixed Account(111)               _______% or $_______    VIP Index 500 Division(127)               _______% or $_______
    3-Year Fixed Account(113)               _______% or $_______    VIP Contrafund Division(128)              _______% or $_______
    5-Year Fixed Account(115)               _______% or $_______    MFS Emerging Growth Division(050)         _______% or $_______
    VIP Money Market Division(120)          _______% or $_______    MFS Research Division(051)                _______% or $_______
    VIP High Income Division(121)           _______% or $_______    MFS Investors Trust Division(052)         _______% or $_______
    VIP Equity-Income Division(123)         _______% or $_______    MFS Total Return Division(053)            _______% or $_______
    VIP Growth Division(124)                _______% or $_______    MFS Utilities Division(054)               _______% or $_______
    VIP Overseas Division(125)              _______% or $_______    MFS Capital Opportunities Division(055)   _______% or $_______
    VIP Investment Grade Bond Div.(122)     _______% or $_______    Other_____________________________        _______% or $_______
    VIP Asset Manager Division(126)         _______% or $_______
____________________________________________________________________________________________________________________________________
    DELIVERY METHOD: If no method is indicated, checks will be made payable to the Contract Owner(s) and mailed to the address listed in Section 1.

    Check one:[ ] Mail check to owner [ ] Mail check to alternate address (complete section 14) [ ]Deposit funds directly into bank*

    *If you would like to have your systematic withdrawals deposited directly to your checking or savings account, complete the following:
    Bank Name:__________________________________________________    Name on Account: _____________________________________________
    Bank Address:_______________________________________________    Bank Phone: __________________________________________________
    City _________________________  State_______ Zip ___________    Type of Account: [ ] Checking**  [ ] Savings
    Bank Account#:______________________________________________    ABA Routing # (obtain from bank): ____________________________
    **If payments are to be deposited into a checking account, enclose a voided check from account. PLEASE DO NOT ENCLOSE A
    DEPOSIT SLIP.

-----------------------------------------------------------------------------------------------------------------------------------
11. Request for Partial Withdrawal (Also complete Sections 14 & 16. $100 total minimum withdrawal)
-----------------------------------------------------------------------------------------------------------------------------------

    A. [ ] Withdrawal Amount $___________________; Or
    B. [ ] 10% Free Withdrawal
    [ ] To be taken from the following funds as indicated below OR [ ] To pro rate based on current fund values.
                                                          -----
    1-Year Fixed Account(111)               _______% or $_______    VIP Index 500 Division(127)               _______% or $_______
    3-Year Fixed Account(113)               _______% or $_______    VIP Contrafund Division(128)              _______% or $_______
    5-Year Fixed Account(115)               _______% or $_______    MFS Emerging Growth Division(050)         _______% or $_______
    VIP Money Market Division(120)          _______% or $_______    MFS Research Division(051)                _______% or $_______
    VIP High Income Division(121)           _______% or $_______    MFS Investors Trust Division(052)         _______% or $_______
    VIP Equity-Income Division(123)         _______% or $_______    MFS Total Return Division(053)            _______% or $_______
    VIP Growth Division(124)                _______% or $_______    MFS Utilities Division(054)               _______% or $_______
    VIP Overseas Division(125)              _______% or $_______    MFS Capital Opportunities Division(055)   _______% or $_______
    VIP Investment Grade Bond Div.(122)     _______% or $_______    Other_____________________________        _______% or $_______
    VIP Asset Manager Division(126)         _______% or $_______

    Amounts requested are to be: [ ] NET or [ ] GROSS of applicable charges. If no method is indicated, distributions will be made
    NET of all applicable charges.

-----------------------------------------------------------------------------------------------------------------------------------
12. Minimum Distribution Election Pursuant to IRS (s)401(a)(9) (Also complete Sections 15 & 16.)
-----------------------------------------------------------------------------------------------------------------------------------

    I request that my DISTRIBUTION be based on (choose one):
    A. [ ] Specified Annual Amount $______________________________ (Customer is responsible for MRD annual calculation.)
    B. [ ] Single Life-Annual recalculation           [ ] Joint Life-Annual recalculation (Not available if beneficiary is other than spouse)
       [ ] Single Life-No annual recalculation        [ ] Joint Life-No annual recalculation
    If no election is made, it is presumed that single life annual recalculation is elected.
    If joint life: Beneficiary Name ____________________________________________Relationship to Owner __________________________
                   Beneficiary Date of Birth _______________________ Beneficiary Social Security No. ___________________________
                   Beneficiary Address _________________________________________________________________________________________
    First annual payment is to be made on _____________________. (Date must be between the 5th and 24th of the month and on or before April 1 of the calendar year following the year you turn
                                                                  70 1/2)

___________________________________________________________________________________________________________________________________
AGLC 100557                                                                                                             Page 3 of 5

-----------------------------------------------------------------------------------------------------------------------------------
13. Request for Full Surrender (Also complete Sections 14 & 16.)
-----------------------------------------------------------------------------------------------------------------------------------
    [ ] Contract attached.
    [ ] I hereby declare that the contract specified above has been lost, destroyed, or misplaced and request that the value of the contract be paid. I agree to indemnify and hold harmless American General against any claims which may be asserted on my behalf and on the behalf of my heirs, assignees, legal representatives, or any other person claiming rights derived through me against American General on the basis of the contract.

-----------------------------------------------------------------------------------------------------------------------------------
14. Delivery Instructions
-----------------------------------------------------------------------------------------------------------------------------------
    Check(s) will be made payable to the Contract Owner(s) and mailed to the address listed in Section 1 unless otherwise specified below.
    Check one: [ ] Mail check to owner   [ ] Mail check to alternate address

    _________________________________________________        __________________________________________
    ALTERNATE INDIVIDUAL OR INSTITUTION                      ACCOUNT NUMBER (IF APPLICABLE)

    _________________________________________________        __________________________________________
    ADDRESS                                                  CITY/STATE/ZIP
___________________________________________________________________________________________________________________________________
    IF YOU WOULD LIKE TO HAVE THE CHECK SENT OVERNIGHT DELIVERY AND YOU AGREE TO PAY THE DELIVERY FEE, COMPLETE THE FOLLOWING:
    Manner of Payment:    [ ] American Express   [ ] Diner's Club    [ ] Discover    [ ] Mastercard   [ ] Visa
    [ ] Check here for Saturday Delivery (additional fees may apply.)

    ____________________________________________________________________________  _________________________________/_______________
    CREDIT CARD HOLDER NAME (NAME MUST BE EXACTLY AS IT APPEARS ON CARD)          CREDIT CARD NUMBER                EXP. DATE

    ______________________________________________      NOTE: OVERNIGHT DELIVERY IS NOT AVAILABLE FOR A P.O. BOX.
    AUTHORIZED SIGNATURE

-----------------------------------------------------------------------------------------------------------------------------------
15. Notice and Disclaimer of Required Distributions from Individual Retirement Annuities, Tax Sheltered Annuities, (s)403(b),
    and 401(k) Plan(s)
-----------------------------------------------------------------------------------------------------------------------------------

    IRC Section 401(a)(9) of the Internal Revenue Code and IRS regulations impose certain minimum distribution requirements upon
    IRAs, tax sheltered annuities and (s)401(k) plans (See Proposed Regulations (s)1.401(a)(9)-1, (s)1.401(a)(9)-2, 1.403(b)-2,
    (s)1.408-8 and IRS Notice 88-38. Generally, these rules require that distributions must commence after age 70 1/2.

    Since American General is not in a position to determine whether or not you are in compliance with these distribution requirements, please consult your tax advisor or trustee of your plan, if applicable, to ensure your compliance with these rules.

    I have read the above notice and disclaimer and agree that, except where I have elected for American General to calculate and make distributions in accordance with IRC Section 401(a)(9), American General is not liable for any penalty or other liability
    I might incur due to my failure to satisfy the minimum distribution requirements referred to above.

                                                                                       Initials of Contract Owner(s) ______________

-----------------------------------------------------------------------------------------------------------------------------------
16. Notice of Withholding
-----------------------------------------------------------------------------------------------------------------------------------

    The taxable portion of the distribution you receive from your annuity contract is subject to federal income tax withholding unless you elect not to have withholding apply. Withholding of state income tax may also be required by your state of residence.
    You may elect not to have withholding apply by checking the appropriate box below. If you elect not to have withholding apply to your distribution or if you do not have enough income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax are not sufficient. IF NO ELECTION IS
    MADE, WE ARE REQUIRED TO WITHHOLD FEDERAL INCOME TAX.
                [ ] I do NOT want income tax withheld from this distribution.
                [ ] I do want 10% OR ________% income tax withheld from distributions.

-----------------------------------------------------------------------------------------------------------------------------------
17. Affirmation/Signature (Complete this section for all requests.)
-----------------------------------------------------------------------------------------------------------------------------------

    CERTIFICATION: UNDER PENALTIES OF PERJURY, I CERTIFY THAT: AS OWNER, THE NUMBER SHOWN ON THIS FORM IS MY CORRECT SOCIAL SECURITY
    NUMBER OR TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME); AND (A) I AM NOT SUBJECT TO BACKUP
    WITHHOLDING; OR (B) CHECK BOX IF APPLICABLE: [ ] THE INTERNAL REVENUE SERVICE HAS NOTIFIED ME THAT I AM SUBJECT TO BACKUP
    WITHHOLDING. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE
                 -----------------------------------------------------------------------------------------------------------
    CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.
    ---------------------------------------------------

    Signed at ________________________________________________ this _____________day of ___________________________, ______________
                                                                         DAY                      MONTH                   YEAR

    X_____________________________________________________________  X _____________________________________________________________
      SIGNATURE OF OWNER                                              SIGNATURE OF JOINT OWNER (IF APPLICABLE)

___________________________________________________________________________________________________________________________________
AGLC 100557                                                                                                             Page 4 of 5


-----------------------------------------------------------------------------------------------------------------------------------
General Information For Annuity Owners Who Are Age 70 1/2 Or Older
-----------------------------------------------------------------------------------------------------------------------------------
FEDERAL TAX LAW

Federal Law directs that a minimum amount of retirement benefits must be paid from your account(s) each year beginning the year in which you reach age 70 1/2.
     o   Those in their first distribution year (the year in which one reaches age 70 1/2) have until April 1st of the following year to take their first distribution payment.
     o   If you choose to use the grace period of April 1st allowed by the government, you must also make your second year distribution payment by the end of that same year.
     o   All those who are not in their first distribution year must take an appropriate distribution annually, by December 31st
                           ---
         of each year.

ANNUAL RECALCULATION. If annual recalculation is selected, a new life expectancy factor is determined each year. The new life expectancy factor is based on your age or your age and the age of your beneficiary during the year. (You may not wish to select annual recalculation because if a person whose life is being recalculated dies, the life expectancy for that person becomes zero.
The result is that the annual distribution amount for subsequent years may be increased significantly.)

NO ANNUAL RECALCULATION. If no annual recalculation is selected, a life expectancy factor is based on your age or your age and the age of your beneficiary at the end of the first distribution year. For each subsequent year, American General will subtract one year from the life expectancy factor for Single Life and one year from each life expectancy factor for Joint Life. (The method used for calculation of the distribution amount will not change because of your death or the death of your beneficiary.)

Only an owner and/or spouse beneficiary may elect to recalculate. A non-spouse beneficiary may not make this election.

TAX PENALTIES. There is a 50% tax penalty on accounts which are required to be distributed but are not.

CALCULATING THE MINIMUM PAYMENT REQUIRED
The minimum amount of retirement benefits to be paid from your IRA account(s) each year is determined by dividing the account balance at the end of the previous year by your life expectancy or the joint life expectancies for you and your beneficiary.

IF AMERICAN FRANKLIN CALCULATES THE DISTRIBUTION...
     o   it will meet Federal requirements on a per contract basis.
     o   If sufficient withdrawals have been taken in the current year to satisfy your requirements, another distribution will not be issued automatically by American General.
     o   If withdrawals have been taken in the current year to partially cover the required distribution amount, under IRC
         (s)401(a)(9), a check for the remainder of the required distribution will be issued to you.

IF YOU SPECIFY AN AMOUNT...
     o   It should not be assumed that the amount chosen will be adequate to cover your required distribution each year into the
         -----------------------------------------------------------------------------------------------------------------------
         future. If you feel your specified amount may not meet Federal requirements during any year, please contact American
         ------
         General to compare your specified amount to the federally required amount calculated by us.
     o   Check(s) will be sent to you based upon an annual frequency regardless of prior withdrawals in the same calendar year.
     o   The specified amount that you select is not limited to the minimum distribution amount required. You may, of course, withdraw more than the minimum required distribution.

THE FOLLOWING STATEMENTS AND REGULATIONS APPLY TO BOTH AMERICAN GENERAL CALCULATED AND AMOUNTS SPECIFIED BY YOU...
     o   It discontinues the notification mailing process to you.
     o   The frequency of payment will be annual. Select the month and date payments are to begin. Date must be between the 5th and the 24th day of the month. If the date selected falls on a non-business day, the monies will come out of your account on the next business day.
     o   You must contact American General Annuity Service Center in writing, if your spouse has died and the following conditions exist:
         o  You selected multiple life expectancy using your spouse as the beneficiary, and
         o  You selected annual recalculation for your spouse
         Failure to provide this information will result in an incorrect distribution amount.
     o   You may cancel the systematic withdrawal process at any time by notifying the Annuity Service Center in writing.
     o   This option requires that the distribution will be taken from each contract and that separate checks will be issued.
     o   You may not request multiple distributions from one contract.

DETERMINING THE AMOUNT OF PAYMENT WHEN JOINT LIFE (MULTIPLE LIFE) EXPECTANCIES ARE USED
If you select joint life expectancies and your beneficiary is not your spouse and the difference in your ages is 10 years or more
(younger), the Minimum Distribution Incidental Benefit (MDIB) Tables, contained in IRS Proposed Regulations (s)1.401(a)(9)-2, will be used to calculate your distribution. The distribution required under the MDIB tables may exceed a normal minimum required distribution.

TAX INFORMATION
     Federal Income Tax. Unless you elect not to have Federal Income Tax withheld from your withdrawal or surrender, American
     ------------------
     General will withhold at a rate of 10%.
     State Income Tax. State Income Tax may be withheld from your disbursement. Certain states base your State Withholding Election
     ----------------
     on your Federal Withholding Election. Other States require that American General withhold state taxes regardless of your
     Federal Election.

CHARGES
If applicable, charges as specified in your contract will be taken on withdrawals made to meet Federal Minimum.

___________________________________________________________________________________________________________________________________
AGLC 100557                                                                                                             Page 5 of 5